UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under ss.240.14a-12

CVS Health Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!
CVS HEALTH CORPORATION
CVS HEALTH CORPORATION C/O EQUINITI SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945	2025 Annual Meeting May 15, 2025 at 8:00 A.M., ET www.virtualshareholdermeeting.com/CVS2025 Vote by May 14, 2025 at 11:59 P.M., ET

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You invested in CVS HEALTH CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 15, 2025.

Get informed before you vote

View the Notice of 2025 Annual Meeting of Stockholders and Proxy Statement and the 2024 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	We urge you to vote in advance, but you may also vote virtually at the Annual Meeting* May 15, 2025 8:00 A.M., ET Virtually at: www.virtualshareholdermeeting.com/CVS2025

*	Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors
Nominees:
1a.	Fernando Aguirre	For
1b.	Jeffrey R. Balser, M.D., Ph.D.	For
1c.	C. David Brown II	For
1d.	Alecia A. DeCoudreaux	For
1e.	Roger N. Farah	For
1f.	Anne M. Finucane	For
1g.	J. David Joyner	For
1h.	J. Scott Kirby	For
1i.	Michael F. Mahoney	For
1j.	Leslie V. Norwalk	For
1k.	Larry M. Robbins	For
1l.	Guy P. Sansone	For
1m.	Douglas H. Shulman	For
2.	Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2025.	For
3.	Say on Pay, a Proposal to Approve, on an Advisory Basis, the Company’s Executive Compensation.	For
4.	Stockholder Proposal for Reducing the Threshold for Our Stockholder Right to Act By Written Consent.	Against
NOTE: In their discretion, the proxies may vote on such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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